EXHIBIT 23.1

CONSENT OF MOQUIST THORVILSON KAUFMANN
KENNEDY & PIEPER LLC

[LETTERHEAD OF MOQUIST THORVILSON KAUFMANN
KENNEDY & PIEPER LLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 23, 2009 relating to the consolidated financial statements of Energy Composites Corporation, which appears in Energy Composites Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Edina, Minnesota
December 15, 2009